Exhibit 10.20

SECOND AMENDMENT TO OFFICE LEASE
This Second Amendment to Office Lease (this "Second Amendment") is entered into effective as of the 20th day of November, 2014 (the “Effective Date”), by and between BXP 601 & 651 GATEWAY CENTER LP, a Delaware limited partnership, formerly known as GATEWAY CENTER, LLC, a Delaware limited liability company ("Landlord"), and IMMUNE DESIGN CORP., a Delaware corporation ("Tenant").

RECITALS

A.    Landlord and Tenant entered into that certain Office Lease dated November 21, 2013, as amended by that certain First Amendment to Office Lease dated October 27, 2014 (the “First Amendment”) (collectively, the "Original Lease"), whereby Landlord leased to Tenant and Tenant leased from Landlord the premises located in the office building having an address of 601 Gateway Boulevard (the “Building”) containing approximately 9,640 rentable square feet of space located on the second (2nd) floor of the Building and commonly known as Suite 250, as further described in the Lease (the “Premises”).

B.     The parties wish to amend the Original Lease to modify the definition of the New Premises Commencement Date, and in connection therewith Landlord and Tenant desire to amend the Original Lease on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2.     Defined Terms. All capitalized terms used in this Second Amendment that are not defined herein shall have the meanings as defined in the Original Lease.

3.    New Premises Term. As of the Effective Date, Section 4 of the First Amendment shall be deleted in its entirety and replaced with the following:

“New Premises Term. The term of Tenant's lease of the New Premises shall commence on the date (the "New Premises Commencement Date") which is the earlier to occur of (a) the date upon which the improvements to the New Premises are "Substantially Complete" (as defined in Section 7.2 below), or (b) the date upon which Tenant first commences to conduct business in the New Premises. Landlord and Tenant acknowledge that the Lease Term for the Original Premises is scheduled to expire on January 31, 2018, pursuant to the terms of the Lease. Notwithstanding anything to the contrary set forth in the Lease, the Lease Term for the New Premises shall expire on (i) the day immediately preceding the fifth (5th) anniversary of the New Premises Commencement

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Date, if the New Premises Commencement Date falls on the first day of a calendar month, or (ii) the last day of the month in which the fifth (5th) anniversary of the New Premises Commencement Date occurs, if the New Premises Commencement Date falls on any day other than the first day of a calendar month, unless sooner terminated as provided in the Original Lease, as amended by this Second Amendment (the “New Premises Lease Expiration Date”). The period of time beginning on the New Premises Commencement Date and ending on the New Premises Lease Expiration Date shall be referred to herein as the “New Premises Term.” Consequently, effective upon the New Premises Commencement Date, all references in the Lease to the “Lease Term” shall mean and refer to the New Premises Term.”

4.    Counterparts. This Second Amendment may be executed in counterparts with the same effect as if both parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single agreement.
5.    No Change. Except as set forth herein, all of the terms and conditions of the Lease remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the day and date first written above.

"Landlord":

BXP 601 & 651 GATEWAY CENTER LP,
a Delaware limited partnership

BY: BXP CALIFORNIA GP LLC,
a Delaware limited liability company,
its general partner

BY: BOSTON PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

BY: BOSTON PROPERTIES, INC.,
a Delaware corporation,
its general partner

BY: /s/ Rod C. Diehl
Name: ROD C. DIEHL
Title: SENIOR VICE PRESIDENT, LEASING

“Tenant": IMMUNE DESIGN CORP., a Delaware corporation By: /s/ Stephen R. Brady Name: Stephen R. Brady Title: CBO By: /s/ Richard T. Kenney, MD Name: Richard T. Kenney, MD Title: Chief Medical Officer

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